NEW JERSEY RESOURCES CORPORATION

EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION

New Jersey Natural Gas Company	New Jersey

NJR Service Corporation	New Jersey

NJR Clean Energy Ventures Corporation	New Jersey
Subsidiary:
NJR Energy Services Company, LLC	New Jersey
NJR Clean Energy Ventures II Corporation	New Jersey
Subsidiaries:
Bernards Solar, LLC (Limited Liability Company)	New Jersey
NJR Clean Energy Ventures III Corporation	New Jersey
Subsidiaries:
AR Solar, LLC (Limited Liability Company)	New York
Canal Road Solar Partners, LLC (Limited Liability Company)	Delaware
Canoe Brook Solar Partners, LLC (Limited Liability Company)	Delaware
CleanLight Energy, LLC (Limited Liability Company)	Delaware
CP East Hampton Solar I, LLC (Limited Liability Company)	Connecticut
CP East Hampton Solar II, LLC (Limited Liability Company)	Connecticut
Greenville Road Solar, LLC (Limited Liability Company)	Rhode Island
Howard Lane Solar, LLC (Limited Liability Company)	Rhode Island
Kokomo Solar 1, LLC (Limited Liability Company)	Delaware
LSE Hercules, LLC (Limited Liability Company)	Connecticut
LSE Pyxis, LLC (Limited Liability Company)	Connecticut
Maybrook Solar, LLC (Limited Liability Company)	New York
NHV Solar, LLC (Limited Liability Company)	New Jersey
NJ Oak Solar, LLC (Limited Liability Company)	Delaware
Spartan PV 1, LLC (Limited Liability Company)	Delaware

NJR Energy Investments Corporation	New Jersey
Subsidiary:
NJR Midstream Holdings Corporation	New Jersey
Subsidiaries:
NJR Midstream Company (formerly NJR Pipeline Company)	New Jersey
Subsidiaries:
Adelphia Gateway, LLC (Limited Liability Company)	Delaware
Leaf River Energy Center LLC (Limited Liability Company)	Delaware
Subsidiary:
LR Finance LLC (Limited Liability Company)	Delaware

NJR Storage Holdings Company	Delaware
Subsidiary:
NJR Steckman Ridge Storage Company	Delaware

NJR Retail Holdings Corporation	New Jersey
Subsidiaries:
Commercial Realty and Resources Corp	New Jersey
Phoenix Fuel Management Company	New Jersey
NJR Home Services Company	New Jersey
Subsidiary:
NJR Plumbing Services, Inc	New Jersey

NJR Retail Company	New Jersey